Exhibit 99.2

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

December 2, 2015

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated October 26, 2015 (the “Group Agreement”).  Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

 [Signature page follows]

Signature Page to Termination of Joint Filing and Solicitation Agreement

Dated:  December 2, 2015

Lone Star Value Investors, LP

By:	Lone Star Value Investors GP, LLC General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Lone Star Value Investors GP, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Lone Star Value Management, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Sole Member

/s/ Jeffrey E. Eberwein
JEFFREY E. EBERWEIN Individually and as attorney-in-fact for Lenny Alugas, Stephen R. Bova, Robert G. Pearse, Dhruwa N. Rai and Timothy Whelan

AMERI Holdings, Inc.

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

Ameri and Partners Inc.

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer